EXHIBIT 99.2

                             [USA INTERACTIVE LOGO]

                USA NETWORKS, INC. COMPLETES TRANSACTION WITH
              VIVENDI UNIVERSAL; COMPANY RENAMED USA INTERACTIVE
                     USA TO FOCUS ON INTERACTIVE COMMERCE

NEW YORK, NY - May 7, 2002 - USA Networks, Inc. (Nasdaq: USAI) announced today that it has been renamed USA Interactive following the completion of the transaction with Vivendi Universal, S.A. ("Vivendi") to create a joint venture called Vivendi Universal Entertainment ("VUE"). USA Interactive will continue to trade as "USAI" on Nasdaq.

With the closing of this transaction, USA will become a pure interactive
commerce company.   USA owns or controls interactive businesses in multiple,
interrelated areas, such as electronic retailing, travel services, ticketing services, personals services, local information services and teleservices. Comprised of HSN; Expedia, Inc. (Nasdaq: EXPE); Hotels.com (Nasdaq: ROOM); TV Travel Group; Ticketmaster (Nasdaq: TMCS), which operates Match.com and Citysearch; Precision Response Corporation; Electronic Commerce Solutions; and Styleclick (OTC: IBUYA), USA is well positioned to benefit from the migration of consumers from traditional bricks-and-mortar companies to transactions conducted via the Internet, the television and the telephone.

The transaction, which was announced on December 17, 2001, involves the contribution to VUE of USA Cable, which includes USA Network, SCI FI Channel, TRIO and Newsworld International; Studios USA, which produces and distributes television programming; and USA Films, which produces and distributes films. Vivendi will contribute the film, television and theme park businesses of its subsidiary, Universal Studios, Inc.

In connection with this transaction, USA has retired approximately 321 million shares previously owned by Vivendi, thereby reducing USA's fully diluted shares to 477 million shares. In addition, USA has received $1.6 billion in cash, $2.5 billion in preferred interests in VUE, and a 5.4% common interest in VUE. USA also issued to Vivendi warrants to purchase 60.5 million USA common shares.

USA's businesses collectively process approximately $8 billion worth of transactions, 1 billion minutes of inbound customer calls, 83 million orders, 68 million credit card transactions, and ship 47 million items annually. USA's Internet commerce properties - which include HSN.com, ticketmaster.com, Expedia (R), Hotels.com, and Match.com - are all profitable and the Company's flagship properties are number one or number two in their respective categories.

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The businesses comprising USA Interactive are as follows:

HSN (HSN.COM, ABCSHOWSTORE.COM, HSE24.DE, IMPROVEMENTSCATALOG.COM, SHOPCHANNEL.CO.JP, USOPENSTORE.COM)
HSN celebrates its 25th anniversary this year. The idea materialized on a small AM radio station in Florida and has since grown into a global multichannel retailer with a thriving TV, catalog and Web business on hsn.com. HSN's programming now reaches more than 180 million households worldwide. HSN sells 22,000 different items annually, mostly on an exclusive basis, including such popular brands as Wolfgang Puck, Sony, Christopher Lowell, Randolph Duke and the NFL.

EXPEDIA (EXPEDIA.COM, EXPEDIA.CA, EXPEDIA.CO.UK, EXPEDIA.DE, EXPEDIA.IT, EXPEDIA.NL, EXPEDIA.VOYAGES-SNCF.COM, VACATIONSPOT.COM)
Expedia, Inc., a majority-owned subsidiary of USA Interactive, is the world's leading online travel service and the seventh largest travel agency in the United States. It operates Expedia.com in the United States and localized versions throughout Europe and Canada.

HOTELS.COM (HOTELS.COM, 180096HOTEL.COM, HOTELDISCOUNT.COM, CONDOSAVER.COM, ALLLUXURYHOTELS.COM, TRAVELNOW.COM, ACENETHOTELS.COM)
Hotels.com, a majority-owned subsidiary of USA Interactive, is the largest specialized provider of discount hotel accommodations worldwide, providing service through its own websites (including www.hotels.com and others), more than 25,000 affiliated websites, and three toll-free call centers (1-800-2-HOTELS). Hotels.com provides accommodations to travelers at over 6,000 properties in 218 markets in North America, Europe, the Caribbean and Asia.

TV TRAVEL GROUP (TVTRAVELSHOP.COM, TVTRAVELSHOP.DE)
TV Travel Group pioneered the world's first transactional TV travel business.
It operates two channels in the United Kingdom, TV Travel Shop(TM) and TV Travel Shop 2; and one in Germany, TV Travel Shop Germany. TV Travel Shop(TM) is distributed in all of the U.K.'s 11 million multi-channel homes. TV Travel
Shop 2 is available in seven million homes in the U.K.  TV Travel Shop
Germany is a joint venture between TV Travel Group and Preussag's TUI Deutschland, and is currently available to 12 million German-speaking multi-channel households in Germany, Switzerland and Austria.

TICKETMASTER (TICKETMASTER.COM, LIVEDAILY.COM, ADMISSION.COM)
Ticketmaster, a majority-owned subsidiary of USA Interactive, is the world's leading ticketing and access company, serving more than 7,000 clients worldwide and acting as the exclusive ticketing service for hundreds of leading arenas, stadiums, performing arts venues, and theaters.

TICKETWEB (TICKETWEB.COM), RESERVEAMERICA (RESERVEAMERICA.COM), THE ACTIVE NETWORK (ACTIVE.COM)
The Ticketmaster Access Group provides ticketing and access solutions worldwide. TicketWeb provides ticketing solutions for small and medium size venues. ReserveAmerica is a camping reservation and campground management solutions

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provider. The Active Network, Inc. is a leading provider of technology and marketing solutions for the participatory sports and recreation industry. TicketWeb and ReserveAmerica are wholly owned subsidiaries of Ticketmaster and Ticketmaster holds an equity investment in The Active Network, Inc.

MATCH (MATCH.COM)
Match.com is a leading subscription-based online dating site, with more than 527,000 paying subscribers. Match.com powers paid online dating on The Microsoft Network; The Excite Network's Relationship Channels; Talk City; BET Interactive; and is the premier provider of personals for Love@AOL, offering the Match.com service across AOL, AOL.com, CompuServe and Netscape.com.

EVITE (EVITE.COM)
Evite is an event communication network designed to give people all the tools they need to plan, host or attend any type of group gathering. Evite helps individuals manage event communication and access all the resources necessary for successful activity planning.

CITYSEARCH (CITYSEARCH.COM)
Citysearch is a leading local network providing local information for every city in the country. Citysearch currently covers approximately 12 million listings in more than 300 categories including local events, organizations and businesses.

PRECISION RESPONSE CORPORATION (PRCNET.COM)
Precision Response Corporation (PRC) has been managing customer relationships for some of the world's leading corporation for over 20 years. PRC is a trusted outsourced provider of solutions such as Inbound/Outbound Teleservices, Email Management, IVR, Web Services, and Fulfillment, each fully integrated with PRC's proprietary CRM technology to maximize service and quality.

ELECTRONIC COMMERCE SOLUTIONS (SPORTSLINE.COM/MVP, STORE.NBA.COM,
STORE.NASCAR.COM, PGATOURSTOP.COM, SHOP.NHL.COM)
USA Electronic Commerce Solutions (ECS) provides end-to-end e-commerce solutions for its partners, including online store design and development, merchandising, marketing and customer care, and fulfillment, by utilizing other USA Interactive businesses including Precision Response Corporation and HSN.

STYLECLICK (STYLECLICK.COM)
Styleclick, Inc.'s technology integrates its online storefront application, merchandising, inventory management and reporting systems with fulfillment and customer care. Styleclick's technology platform leverages a central CRM-driven database for consumer profiling and direct marketing capabilities. Styleclick is a majority-owned subsidiary of USA Interactive.

ABOUT USA INTERACTIVE
---------------------
USA Interactive (Nasdaq: USAI), via the Internet, the television and the telephone, engages worldwide in the business of interactivity across electronic retailing, travel services, ticketing services, personals services, local information services and

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teleservices. USA is comprised of HSN; Expedia, Inc. (Nasdaq: EXPE); Hotels.com
(Nasdaq: ROOM); TV Travel Group; Ticketmaster (Nasdaq: TMCS), which operates Match.com and Citysearch; Precision Response Corporation; Electronic Commerce Solutions; and Styleclick (OTC: IBUYA).

IMPORTANT DISCLOSURES
---------------------
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the information relating to possible or assumed future results of operations of USA and its subsidiaries, including those preceded by, followed by or that include the words "believes," "could," "projects," "estimates," "intends," "expects," "anticipates" or similar expressions. These statements reflect the current views of USA with respect to future events, and are based on information currently available to USA. These forward-looking statements are subject to risks, uncertainties and assumptions that may affect the operations, performance, development and results of USA's and its subsidiaries' business. The following important factors, in addition to those described in USA's and its subsidiaries' filings with the Securities and Exchange Commission, could affect the future results of USA and the other subsidiaries of USA described in this press release, and could cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes generally or in economic conditions in the markets served by our businesses; future regulatory actions and conditions in our businesses' operating areas; competition from others; successful integration of our divisions, including recently acquired businesses; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the ability to expand into and successfully operate in foreign markets; and obtaining and retaining key executives and employees. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. USA undertake no obligation to update or revise the forward-looking statements contained in this press release, whether as a result of new information, future events or any other reason.

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Contacts:   Ron Sato, USA Corporate Communications, 212/314-7254
Roger Clark/Lauren Rosenfield, USA Investor Relations, 212/314-7400